Yelp Announces First Quarter 2013 Financial Results

Revenue Increases 68% Over First Quarter 2012

SAN FRANCISCO, May 1, 2013 /PRNewswire/ -- Yelp Inc. (NYSE: YELP), the company that connects consumers with great local businesses, today announced financial results for the first quarter ended March 31, 2013.

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  Net revenue was $46.1 million in the first quarter of 2013, reflecting 68% growth in net revenue from the first quarter of 2012
  Cumulative reviews grew 42% year over year to more than 39 million
  Average monthly unique visitors grew 43% year over year to approximately 102 million*
  Active local business accounts grew 63% year over year to approximately 45 thousand

Net loss in the first quarter of 2013 was $4.8 million, or $0.08 per share, compared to a net loss of $9.8 million, or $0.31 per share, in the first quarter of 2012. Adjusted EBITDA for the first quarter of 2013 was $3.2 million compared to an adjusted EBITDA loss of approximately $1 million for the first quarter of 2012.

"We had a great start to the year and are excited about the large opportunity in front of us," said Jeremy Stoppelman, Yelp's chief executive officer. "This quarter we achieved many milestones including a record 102 million unique visitors on a monthly average basis, demonstrating the strength of our content and the trust we have earned from consumers. We provide valuable leads to local businesses because consumers turn to Yelp at the critical point when they are making purchase decisions. Looking to the rest of the year, we will continue to focus our product innovation around the mobile experience and new features to better serve the consumer and local business owners, and we will continue integrating Qype into the Yelp platform."

"We achieved record results in our financial and operating metrics, highlighted by revenue growth accelerating to 68% over last year," added Rob Krolik, Yelp's chief financial officer. "We saw record quarterly increases in absolute numbers in both the number of businesses that claimed their Yelp page and the increase in the number of paying local advertisers. This demonstrates the strength in the Yelp playbook and gives us confidence in our strategy going forward as we continue to invest."

Business Highlights

  Yelp mobile:  Yelp continues to execute on its mobile strategy. In the first quarter, 36% of local ads were shown on mobile devices. The mobile app was used on approximately 10 million unique mobile devices on a monthly average basis for the quarter. Additionally, Yelp launched display ads on mobile in the first quarter.
  Closing the loop with businesses:  Yelp is driving real revenue to local businesses.  A study by the Boston Consulting Group showed that a business saw an average annual revenue lift of $8,000 just by claiming their free business owner account on Yelp. Additionally, the study found that businesses that advertise on Yelp see an average annual revenue lift of $23,000. Yelp launched a revenue estimator tool on the business dashboard to help businesses easily calculate the value of the customer leads sent from Yelp.
  Increasing content:   Yelp continues to innovate around creating meaningful content and improving the user experience.  At the urging of the White House and in conjunction with local governments, Yelp has developed an open data standard (LIVES) to add health inspection scores to restaurant business pages with the first roll out in San Francisco.

Business Outlook

As of today, Yelp is providing guidance for the second quarter and full year of 2013.

  For the second quarter of 2013, net revenue is expected to be in the range of $52.5 million – $53.5 million representing growth of approximately 62% compared to the second quarter of 2012. Adjusted EBITDA is expected to be in the range of $4.5 million -$5.0 million.
  For the full year of 2013, net revenue is expected to be in the range of $216 million - $218 million, representing growth of approximately 58% compared to the full year of 2012. Adjusted EBITDA is expected to be in the range of $21 million - $23 million.

Quarterly Conference Call

Yelp will discuss its quarterly results today via teleconference at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access the call, please dial 1 (800) 446-2782, or outside the U.S. 1 (847) 413-3235, with Passcode 34628941, at least five minutes prior to the 1:30 p.m. PT start time. A live webcast of the call will also be available at http://www.yelp-ir.com under the Events & Presentations menu. An audio replay will be available between 4:00 p.m. PT May 1, 2013 and 11:59 p.m. PT May 15, 2013 by calling 1 (888) 843-7419 or 1 (630) 652-3042, with Passcode 34628941#. The replay will also be available on the Company's website at http://www.yelp-ir.com.

About Yelp

Yelp Inc. (http://www.yelp.com) connects people with great local businesses. Yelp was founded in San Francisco in July 2004. Since then, Yelp communities have taken root in major metros across the U.S., Canada, UK, Ireland, France, Germany, Austria, The Netherlands, Spain, Italy, Switzerland, Belgium, Australia, Sweden, Denmark, Norway, Finland, Singapore, Poland, Turkey, and New Zealand. Yelp had a monthly average of approximately 102 million unique visitors in the first quarter 2013*. By the end of the same quarter, Yelpers had written more than 39 million rich, local reviews, making Yelp the leading local guide for real word-of-mouth on everything from boutiques and mechanics to restaurants and dentists. Yelp's mobile applications were used on approximately 10 million unique mobile devices on a monthly average basis during the first quarter 2013.

*Source: Google Analytics

Non-GAAP Financial Measures

This press release includes information relating to Adjusted EBITDA, which the Securities and Exchange Commission has defined as a "non-GAAP financial measures." Adjusted EBITDA has been included in this press release because it is a key measure used by the Company's management and board of directors to understand and evaluate core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of the Company's results as reported under generally accepted accounting principles in the United States ("GAAP"). Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  adjusted EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs;
  adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
  adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
  adjusted EBITDA does not take into account restructuring and integration costs associated with our acquisition of Qype; and
  other companies, including those in the Company's industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and the Company's other GAAP results. Additionally, the Company has not reconciled adjusted EBITDA guidance to net income (loss) guidance because it does not provide guidance for other income (expense) and provision for income taxes, which are reconciling items between net income (loss) and adjusted EBITDA. As items that impact net income (loss) are out of the Company's control and/or cannot be reasonably predicted, the Company is unable to provide such guidance. Accordingly, reconciliation to net income (loss) outlook for the second quarter and full year 2013 is not available without unreasonable effort. For a reconciliation of historical non-GAAP financial measures to the nearest comparable GAAP measures, see "Reconciliation of Net Loss to Adjusted EBITDA" included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of Yelp and its consolidated subsidiaries that are based on the Company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding expected financial results for the second quarter and full year 2013, the future growth in Company revenue and continued investing by the Company in its future growth, the Company's ability to build Yelp communities internationally and expand its markets and presence in existing markets, plans regarding product innovation around the mobile and new features, and continued integration of Qype into the Yelp platform. The Company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the Company's short operating history in an evolving industry; the Company's ability to generate sufficient revenue to achieve or maintain profitability, particularly in light of its significant ongoing sales and marketing expenses; the Company's ability to successfully manage acquisitions of new businesses, solutions or technologies, including Qype; the Company's reliance on traffic to its website from search engines like Google, Bing and Yahoo!; the Company's ability to generate and maintain sufficient high quality content from its users; maintaining a strong brand and managing negative publicity that may arise; maintaining and expanding the Company's base of advertisers; changes in political, business and economic conditions, including any European or general economic downturn or crisis and any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the Company's ability to deal with the increasingly competitive local search environment; the Company's need and ability to manage other regulatory, tax and litigation risks as its services are offered in more jurisdictions and applicable laws become more restrictive; the competitive and regulatory environment while the Company continues to expand geographically and introduce new products and as new laws and regulations related to Internet companies come into effect; the Company's ability to timely upgrade and develop its systems, infrastructure and customer service capabilities. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the Company's operating results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Quarterly Report on Form 10-Q at http://www.yelp-ir.com or the SEC's website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to the Company on the date hereof. Yelp assumes no obligation to update such statements. The results we report in our Quarterly Report on Form 10-Q for the three months ended March 31, 2013 could differ from the preliminary results we have announced in this press release.

Media Contact Information
Yelp Press Office
Vince Sollitto
(415) 230-6506
vince@yelp.com

Investor Relations Contact Information
The Blueshirt Group
Stacie Bosinoff, Nicole Gunderson
(415) 217-7722
yelp@blueshirtgroup.com

Yelp Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$ 94,498	$ 95,124
Accounts receivable, net	12,327	11,738
Prepaid expenses and other current assets	6,880	4,912
Total current assets	113,705	111,774

Property, equipment and software, net	15,772	14,799
Goodwill	45,993	48,605
Intangibles, net	5,183	5,936
Restricted cash	6,332	6,400
Other assets	309	182
Total assets	$ 187,294	$ 187,696

Liabilities and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$ 3,020	$ 2,284
Accrued liabilities	15,153	16,367
Deferred revenue	3,086	2,856
Total current liabilities	21,259	21,507
Long-term liabilities	601	527
Total liabilities	21,860	22,034

Commitments and contingencies

Stockholders' equity (deficit)
Common stock	-	-
Additional paid-in capital	231,525	225,245
Accumulated other comprehensive income (loss)	(904)	805
Accumulated deficit	(65,187)	(60,388)
Total stockholders' equity (deficit)	165,434	165,662
Total liabilities and stockholders' equity (deficit)	$ 187,294	$ 187,696

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2013	2012

Net revenue	$ 46,133	$ 27,385

Cost and expenses
Cost of revenue (1)	3,340	2,126
Sales and marketing (1)	28,194	18,770
Product development (1)	7,236	4,140
General and administrative (1)	8,764	10,729
Depreciation and amortization	2,478	1,361
Restructuring and integration costs (1)	675	-

Total cost and expenses	50,687	37,126
Loss from operations	(4,554)	(9,741)
Other expense, net	(201)	(30)
Loss before provision for income taxes	(4,755)	(9,771)
Provision for income taxes	(44)	(31)
Net loss	(4,799)	(9,802)
Accretion of redeemable convertible preferred stock	-	(31)
Net loss attributable to common stockholders	$ (4,799)	$ (9,833)

Net loss per share attributable to common stockholders:
Basic	$ (0.08)	$ (0.31)
Diluted	(0.08)	(0.31)

Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	63,733	31,263
Diluted	63,733	31,263

(1) Includes stock-based compensation expense as follows:
	Three Months Ended
	March 31,
	2013	2012
Cost of revenue	$ 72	$ 23
Sales and marketing	1,988	1,124
Research and development	816	243
General and administrative	1,729	6,039
Restructuring and integration costs	555	-

Yelp Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	March 31,
	2013	2012
Operating activities
Net loss	$ (4,799)	$ (9,802)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	2,478	1,361
Provision for doubtful accounts and sales return reserve	551	(10)
Stock-based compensation	5,160	7,429
Loss on disposal of assets and web-site development costs	50	1
Changes in operating assets and liabilities:
Accounts receivable	(1,471)	1,090
Prepaid expenses and other assets	(2,422)	(552)
Accounts payable and accrued expenses	509	(1,217)
Deferred revenue	194	(1,073)
Net cash (used in) provided by operating activities	250	(2,773)

Investing activities
Purchases of property, equipment and software	(947)	(367)
Capitalized website and software development costs	(969)	(612)
Change in restricted cash		(1,112)
Cash used in investing activities	(1,916)	(2,091)

Financing activities
Proceeds from initial public offering, net of offering costs	-	113,407
Proceeds from issuance of common stock	1,657	511
Net cash provided in financing activities	1,657	113,918

Effect of exchange rate changes on cash	(617)	(53)

Net increase in cash and cash equivalents	(626)	109,001
Cash and cash equivalents at beginning of period	95,124	21,736
Cash and cash equivalents at end of period	$ 94,498	$ 130,737

Yelp Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2013	2012

Net loss	$ (4,799)	$ (9,802)
Provision for income taxes	44	31
Other income (expense), net	201	30
Depreciation and amortization	2,478	1,361
EBITDA	(2,076)	(8,380)
Stock-based compensation*	4,605	7,429
Restructuring and integration costs	675	-
Adjusted EBITDA	$ 3,204	$ (951)

* Stock-based compensation for the three months ended March 31, 2013 excludes approximately $0.6 million of stock-based compensation already included in restructuring and integration costs.